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                                                                    EXHIBIT 10.9

                            CROSS LICENSE AGREEMENT
                            -----------------------


     This Cross License Agreement (this "Agreement") is made and executed this 15 day of April, 1997 (the "Effective Date") by and between HPR Inc., a Delaware corporation having a place of business at 245 First Street, Cambridge, Massachusetts 02142 ("HPR") and Medicode, Inc., a Utah corporation having a place of business at 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116 ("MEDICODE").

                          Background of This Agreement
                          ----------------------------

     MEDICODE is the owner of U.S. Patent No. 5,557,514 ("the '514 Patent"), and HPR is the owner of U.S. Patent No. 5,253,164 ("the '164 Patent"). Each of MEDICODE and HPR wishes to license to the other, on the terms and conditions hereinafter set forth, the right to practice the inventions within the scope of the claims of the aforesaid patents and use and commercialize certain related technology rights.

     NOW, THEREFORE, in consideration of the premises stated in the Background of this Agreement, for other good and valuable consideration including the following terms and conditions, and intending to be legally bound hereby, HPR and MEDICODE agree as follows:

     1.   DEFINITIONS
     As used herein, the following terms shall have the following meanings:

     (a) "MEDICODE Subsidiary" means a corporation or other entity, a majority (based on voting power in the election of directors or similar managers) of the capital stock or other equity interest of which is owned by MEDICODE.

     (b) "HPR Subsidiary" means a corporation or other entity, a majority (based on voting power in the election of directors or similar managers) of the capital stock or other equity interest of which is owned by HPR.

     (c) "MEDICODE Technology" means the '514 patent, any continuation, continuation in part or divisional patent application claiming priority to the patent application from which the '514 patent issued, and reissue, reexamination or extension granted with respect to a patent issued on any of the foregoing, and thereof, any counterpart application or patent corresponding to any of the foregoing in any other countries of the world.

     (d) "MEDICODE Intellectual Property Rights" means any patents, pending patent applications and patents issuing thereon, inventions (whether or not patented) or other intellectual property rights owned by MEDICODE or a MEDICODE Subsidiary (or with respect to which MEDICODE or a MEDICODE Subsidiary may grant licenses to third parties) which are necessary
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for the practice of the license to the MEDICODE Technology granted in paragraph
2 below by HPR or any HPR Subsidiary.

     MEDICODE hereby represents that, as of the Effective Date, there are no MEDICODE Intellectual Property Rights. If for any reason the foregoing representation is untrue, any such MEDICODE Intellectual Property Rights existing as of the Effective Date shall be included in the definition of MEDICODE Technology for purposes of this Agreement.

     (e) "HPR Technology" means the '164 patent, any continuation, continuation in part or divisional patent application claiming priority to the patent application from which the '164 patent issued, or its parent patent applications U.S.S.N. 566,841 filed August 14, 1990, and U.S.S.N. 252,307 filed September 30, 1988, any reissue, reexamination or extension granted with respect to a patent issued on any of the foregoing, and any counterpart application or patent corresponding to any of the foregoing in any other countries of the world.

     (f) "HPR Intellectual Property Rights" means any patents, pending patent applications and patents issuing thereon, inventions (whether or not patented) or other intellectual property rights owned by HPR or an HPR Subsidiary (or with respect to which HPR or an HPR Subsidiary may grant licenses to third parties) which are necessary for the practice of the license to the HPR Technology granted in paragraph 3 below by MEDICODE or any MEDICODE Subsidiary.

     HPR hereby represents that, as of the Effective Date, there are no HPR Intellectual Property Rights. If for any reason the foregoing representation is untrue, any such HPR Intellectual Property Rights existing as of the Effective Date shall be included in the definition of HPR Technology for purposes of this Agreement.

     (g) "MEDICODE Product" means any software product within the scope of a patent application or patent within the HPR Technology.

     (h) "HPR Product" means any software product within the scope of a patent application or patent within the MEDICODE Technology.

     2.  MEDICODE TECHNOLOGY LICENSE

     (a) License.  MEDICODE hereby grants to HPR a non-exclusive, fully paid up,
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worldwide license under the MEDICODE Technology to make, have made, use, sell, offer for sale and import HPR Products. This license does not convey any right to grant sublicenses, except that HPR may, directly or through distributors or other third parties which market or offer for sale any HPR Product, grant sublicenses of the MEDICODE Technology to customers of HPR or to customers of such distributors for use by such customers as a part of any HPR Product. Notwith standing the foregoing, (i) HPR is not authorized to grant any rights under the MEDICODE Technology separately from a right to market or offer for sale an HPR Product, and (ii) HPR may not sell, transfer or otherwise assign the license granted pursuant to this paragraph 2(a); provided,

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however, that it may assign all or any part of its rights under such license in connection with any assignment (whether by sale, merger, consolidation or otherwise) of substantially all of its operating assets relating to an HPR Product which embodies MEDICODE Technology. Unless sooner terminated as provided in paragraph 6, the term of the license granted by this paragraph 2(a) is the unexpired term of the last to expire of the patents included within the definition of MEDICODE Technology.

     (b) MEDICODE Subsidiaries.  MEDICODE shall cause any MEDICODE Subsidiary
         ---------------------
receiving a patent described in paragraph 1(c) to execute and deliver to HPR a written confirmation, in form and substance reasonably satisfactory to HPR, that the invention claimed under such patent constitutes MEDICODE Technology for the purposes of this Agreement.

     (c) Release; Covenant not to Sue.  MEDICODE hereby fully and finally
         ----------------------------
remises, releases, waives and forever discharges HPR and each of its past and present Subsidiaries, and their respective directors, officers, agents, and customers from any and all manner of actions, causes of actions, suits, debts, controversies, damages, claims, liabilities and demands of any nature for infringement, alleged infringement, violation or alleged violation, whether known or unknown, arising on or before the date of this Agreement, of any rights of MEDICODE arising from use or commercialization of MEDICODE Technology, including without limitation the Symmetry Software (as hereinafter defined). MEDICODE further agrees that, whether or not MEDICODE brings any legal action against Symmetry Health Data Systems, Inc, ("Symmetry"), or any of the directors, officers, employees or stockholders of Symmetry, with respect to any software or other intellectual property rights licensed to HPR by Symmetry pursuant to any agreement in effect as of the Effective Date, including any amendment or extension of any such agreement (the "Symmetry Software"), MEDICODE will not bring or maintain legal action against HPR or any of its licensees or sublicensees arising from the use or commercialization of the Symmetry Software; provided, however, that nothing herein contained shall prevent MEDICODE from bringing any action against Symmetry with respect to use or commercialization of the Symmetry Software.

     3.  HPR TECHNOLOGY LICENSE

     (a) License.  HPR hereby grants to MEDICODE a non-exclusive, fully paid up,
         -------
worldwide license under the HPR Technology to make, have made, use, sell, offer for sale and import MEDICODE Products. This license does not convey any right to grant sublicenses, except that MEDICODE may, directly or through distributors or other third parties which market or offer for sale any MEDICODE Product, grant sublicenses of the HPR Technology to customers of MEDICODE or to customers of such distributors for use by such customers as a part of any MEDICODE Product. Notwithstanding the foregoing, (i) MEDICODE is not authorized to grant any rights under the HPR Technology separately from a right to market or offer for sale a MEDICODE Product, and (ii) MEDICODE may not sell, transfer or otherwise assign the license granted pursuant to this paragraph 3(a). Unless sooner terminated as provided in paragraph 6, the term of the license granted by this paragraph 3(a) is the unexpired term of the last to expire of the patents included within the definition of HPR Technology.

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     (b) HPR Subsidiaries.  HPR shall cause any HPR Subsidiary receiving a
         ----------------
patent described in paragraph 1(e) to execute and deliver to MEDICODE a written confirmation, in form and substance reasonably satisfactory to MEDICODE, that the invention claimed under such patent constitutes HPR Technology for the purposes of this Agreement.

     (c) Release.  HPR hereby fully and finally remises, releases, waives and
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forever discharges MEDICODE and each of its past and present Subsidiaries, and their respective directors, officers, agents, and customers from any and all manner of actions, causes of actions, suits, debts, controversies, damages, claims, liabilities and demands of any nature for infringement, alleged infringement, violation or alleged violation, whether known or unknown, arising on or before the date of this Agreement, of any rights of HPR arising from use or commercialization of HPR Technology.

     4.  MARKING MEDICODE AND HPR PRODUCTS

     MEDICODE shall mark each MEDICODE Product or material component thereof covered by the claims of an issued patent within the HPR Technology which is made, sold, or used within the United States with the legend "U.S. Patent 5,253,164" and shall comply with the applicable patent marking laws and regulations in any other countries in which a MEDICODE Product is made, used or sold. HPR shall mark each HPR Product or material component thereof covered by the claims of an issued patent within the MEDICODE Technology which is made, sold or used within the United States with the legend "U.S. Patent 5,557,514" and shall comply with the applicable patent marking laws and regulations in any other countries in which an HPR Product is made, used or sold.

     5.  NO TRANSFER OF CLAIMS

     MEDICODE and HPR each represents and warrants that it has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand or cause of action relating to any matter covered by the releases contained in paragraphs 2(c) and 3(c) of this Agreement and agrees that it shall not do so during the term hereof, except as permitted pursuant to an assignment made in accordance with paragraph 10.

     6.  TERM; TERMINATION AND EFFECTS THEREOF

     (a) Unless terminated earlier with respect to a particular party pursuant to the terms of this paragraph 6, this Agreement shall remain in effect with respect to each party the date which is thirty (30) years after the Effective Date.

     (b) Either party may terminate this Agreement for the material breach of the other party, but only if (i) the non-breaching party notifies the alleged breaching party of such breach in writing, and (ii) the alleged breaching party fails to cure such breach within thirty (30) days after receiving such notice; provided, that if the alleged breaching party brings an action within fifteen
(15) days after expiration of such thirty (30) day period challenging the other party's right to terminate, or any

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litigation or other proceeding involving MEDICODE and HPR and relating to this
Agreement is then pending, then no such termination shall be effective until and unless (a) the court rules in a final judgment that is or has become unappealable that the alleged breaching party has in fact breached this Agreement to an extent justifying termination hereof, and (b) the breaching party falls to cure such breach within thirty (30) days after such final judgment is or becomes unappealable or within such longer period as the court shall determine is a reasonable amount of time to effectuate such a cure.

     (c) Either party may terminate this Agreement if the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any preceding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if that petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

     (d) (i)   Termination of this Agreement for any reason shall not release a party hereto from any liability or obligation which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor shall it preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon an event occurring prior to such termination.

         (ii) In the event of expiration of the license granted to HPR under paragraph 2 or termination of this Agreement by MEDICODE, in either case prior to expiration of the license granted to MEDICODE under paragraph 3, the license granted to MEDICODE shall survive; provided, however, that if HPR terminates this Agreement, the license granted to MEDICODE hereunder shall concurrently terminate.

         (iii) In the event of expiration of the license granted to MEDICODE, under paragraph 3 or termination of this Agreement by HPR, in either case prior to expiration of the license granted to HPR under paragraph 2, the license granted to HPR shall survive; provided, however, that if MEDICODE terminates this Agreement, the license granted to HPR hereunder shall concurrently terminate.

     (e) Notwithstanding the foregoing, paragraphs 2(c), 3(c), 6(d), 6(c), 7, 9, 11 and 12 shall survive expiration of termination of this Agreement for any reason,


     7.  EXCLUSION OF WARRANTY; LIMITATION OF LIABILITY

     Except as expressly provided in this Agreement, neither party makes any warranty to the other with respect to its Technology licensed hereunder. Neither party shall be liable to the other for consequential, incidental, indirect or special damages arising out of or related to this Agreement or the transactions contemplated hereunder, even if the breaching parry has been apprised of the likelihood of such damages occurring.

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     8.  NOTICES

     All notices under this Agreement shall be in writing and shall be delivered personally or sent via facsimile (with transmission verified), certified mail, return receipt requested, or by reputable courier service to the addresses first shown above, attention: Chief Executive Officer, to such other addresses as may be designated in accordance with this paragraph 8.

     9.  PREDECESSORS, SUCCESSORS AND ASSIGNS

     This Agreement and all of the provisions hereof including, bur not limited to, the licenses and releases granted or contained in paragraphs 2 and 3, shall inure to the benefit of MEDICODE, and HPR, respectively, and each of their predecessors, successors and (subject to the limitations contained in paragraphs 2(a) and 3(a)) assigns.

     10. ADDITIONAL REPRESENTATIONS AND WARRANTIES

     (a) MEDICODE represents and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; (ii) when executed and delivered, this Agreement will become valid and binding on MEDICODE in accordance with its terms; (iii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of MEDICODE; (iv) as of the Effective Date, it is the sole and exclusive owner of the MEDICODE Technology, (v) it has the right to grant the license granted to HPR herein; (vi) it has not previously granted, and will not grant during the term of this Agreement, any right, license, or interest in or to the MEDICODE Technology inconsistent with the license granted to HPR herein; (vii) as of the Effective Date, there are no pending or threatened actions, suits, investigations, claims or proceedings in any way relating to the MEDICODE Technology; and (viii) MEDICODE does not own or control any technology or intellectual property, other than the MEDICODE Technology, for which a license or other grant of rights is required in order for HPR to practice the license granted under paragraph 2.

     (b) HPR represents and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) when executed and delivered, this Agreement will become valid and binding on HPR in accordance with its terms; (iii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of HPR; (iv) as of the Effective Date, it is the sole and exclusive owner of the HPR Technology; (v) it has the right to grant the license granted to MEDICODE herein; (vi) it has not previously granted, and will nor grant during the term of this Agreement, any right, license or interest in or to the MEDICODE Technology inconsistent with the license granted to HPR herein; and (vii) as of the Effective Date, there are no pending or threatened actions, suits, investigations, claims or proceedings, in any way relating to the HPR Technology; and (viii) HPR does not own or control any technology or intellectual property, other than the HPR Technology, for which a license or other grant of rights is required in order for MEDICODE to practice the license granted under paragraph 3.

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     11. PRIOR DISCUSSIONS AND AGREEMENTS

     All of the negotiations, discussions or oral agreements made heretofore or concurrently with the execution of this Agreement are hereby incorporated and deemed integrated into this Agreement. MEDICODE and HPR agree that this Agreement fully and completely expresses the intent, understanding and agreement of the parties and there are no implicit or extraneous understandings made heretofore or simultaneously herewith.

     12. MISCELLANEOUS

     This Agreement may not be modified, except in a writing signed by or on behalf of each of the parties hereto. No waiver by either party of any breach hereunder shall be deemed a waiver of any other or subsequent breach. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remainder of the Agreement shall remain in full force and effect without such provision. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Agreement shall be interpreted and enforced as a contract under seal in accordance with the laws of the Commonwealth of Massachusetts (without regard to its conflict of laws principles). This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, MEDICODE and HPR have caused this Agreement to be executed by their authorized representatives as of the date first above written.

                                   MEDICODE, INC.


                                   By: /S/ Eugene Santa Cattarina
                                       ----------------------------------------
                                       Its: CEO


                                   HPR INC.


                                   By: /S/ Illegible
                                       -----------------------------------------
                                       Its: Chairman of the Board
                                            and Chief Executive Officer

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